Energy Fuels Inc. Announces Election of Directors and Results of
Shareholder Meeting and Filing of Renewal of Preliminary Base Shelf
Prospectus in Canada

Lakewood, Colorado – May 18, 2016

Energy Fuels Inc. (NYSE MKT:UUUU; TSX:EFR) (“Energy Fuels” or the “Company”) announces the results of the election of directors and other matters at its annual meeting of shareholders (the “Meeting”) held on May 18, 2016 in Toronto, Ontario as well as the filing of a renewal of the Company’s preliminary short form base shelf prospectus in Canada.

Meeting Results

The nine nominees proposed by management for election as directors were elected by a show of hands. Proxies were received as follows:

Nominee	Votes For	% For	Votes Withheld	% Withheld
Stephen P. Antony	9,710,340	86.88	1,466,669	13.12
Hyung Mun Bae	9,710,715	86.88	1,466,294	13.12
J. Birks Bovaird	9,689,697	86.69	1,487,312	13.31
Ames Brown	9,746,484	87.20	1,430,525	12.80
Paul A. Carroll	9,632,814	86.18	1,544,195	13.82
Glenn J. Catchpole	9,717,483	86.94	1,459,526	13.06
Bruce D. Hansen	9,693,635	86.73	1,483,374	13.27
Dennis L. Higgs	9,744,443	87.18	1,432,566	12.82
Ron F. Hochstein	7,322,426	65.51	3,854,583	34.49

At the Meeting, shareholders also voted to approve the appointment of KPMG LLP as the auditors of the Company. Details of each of these matters are set out in the Management Information Circular of the Company dated March 24, 2016. A report of voting results for each resolution presented at the Meeting prepared in accordance with National Instrument 51-102 will be filed under the Company’s profile on SEDAR at www.sedar.com.

Renewal of Preliminary Base Shelf Prospectus

The Company today also filed for a renewal of the preliminary short form base shelf prospectus with the securities regulatory authorities in each of the provinces of Canada other than Quebec. This filing, when made final, will replace the Company’s base shelf prospectus that expired earlier in May 2016 and will continue to enable the Company to offer in Canada an aggregate of up to US$100 million of common shares, preferred shares, warrants, subscription receipts, debt securities or units, over a 25-month period.

The Company has no immediate intent to issue securities as a result of this renewal filing. This renewal filing of the Company’s existing short form base shelf prospectus maintains the Company’s financial flexibility and provides efficient access to the Canadian capital markets when capital is required.

This news release does not constitute an offer to sell securities, nor is it a solicitation of an offer to buy securities, in any jurisdiction. All sales will be made through registered securities dealers in jurisdictions where an offering has been qualified for distribution.

About Energy Fuels: Energy Fuels is a leading integrated US-based uranium mining company, supplying U3O8 to major nuclear utilities. Energy Fuels operates two of America’s key uranium production centers, the White Mesa Mill in Utah and the Nichols Ranch Processing Facility in Wyoming. The White Mesa Mill is the only conventional uranium mill operating in the U.S. today and has a licensed capacity of over 8 million pounds of U3O8 per year. The Nichols Ranch Processing Facility, acquired in the Company’s acquisition of Uranerz Energy Corporation, is an in situ recovery (“ISR”) production center with a licensed capacity of 2 million pounds of U3O8 per year. Energy Fuels also has the largest NI 43-101 compliant uranium resource portfolio in the U.S. among producers, and uranium mining projects located in a number of Western U.S. states, including one producing ISR project, mines on standby, and mineral properties in various stages of permitting and development. The Company’s common shares are listed on the NYSE MKT under the trading symbol “UUUU”, and on the Toronto Stock Exchange under the trading symbol “EFR”.

Cautionary Note Regarding Forward-Looking Statements: Certain information contained in this news release, including any information relating to the approval and filing of a final short form base shelf prospectus, the Company’s future intentions regarding the issuance of securities, future financing needs, and any other statements regarding Energy Fuels’ management, future expectations, beliefs, goals or prospects; constitute forward-looking information within the meaning of applicable securities legislation (collectively, "forward-looking statements"). All statements in this news release that are not statements of historical fact (including statements containing the words "expects", "does not expect", "plans", "anticipates", "does not anticipate", "believes", "intends", "estimates", "projects", "potential", "scheduled", "forecast", "budget" and similar expressions) should be considered forward-looking statements. All such forward-looking statements are subject to important risk factors and uncertainties, many of which are beyond Energy Fuels’ ability to control or predict. A number of important factors could cause actual results or events to differ materially from those indicated or implied by such forward-looking statements, including without limitation factors relating to the approval and filing of a final short form base shelf prospectus, the Company’s future intentions regarding the issuance of securities, future financing needs, and other risk factors as described in Energy Fuels’ most recent annual report on Form 10-K and quarterly financial reports. Energy Fuels assumes no obligation to update the information in this communication, except as otherwise required by law. Additional information identifying risks and uncertainties is contained in Energy Fuels’ filings with the various securities commissions which are available online at www.sec.gov and www.sedar.com. Forward-looking statements are provided for the purpose of providing information about the current expectations, beliefs and plans of the management of Energy Fuels relating to the future. Readers are cautioned that such statements may not be appropriate for other purposes. Readers are also cautioned not to place undue reliance on these forward-looking statements, that speak only as of the date hereof.

Investor Relations Inquiries:

Energy Fuels Inc.
Curtis Moore – VP – Marketing & Corporate Development
(303) 974-2140 or Toll free: (888) 864-2125
investorinfo@energyfuels.com
www.energyfuels.com